EXHIBIT 99.1

Marlin Reports Fourth Quarter and Full Year 2020 Results and Declares a Cash Dividend of $0.14 Per Share

Fourth Quarter Summary:

  Net income of $15.3 million, or $1.28 per diluted share, up from $8.4 million, or $0.69 per diluted share a year ago and up from $2.7 million, or $0.23 per diluted share last quarter.
  Ended the quarter with total stockholders’ equity of $196.4 million, book value per share of $16.40 and a consolidated equity-to-assets ratio of 19.21%
  Total 30+ day delinquencies were 1.63%, up from 1.40% prior year, but down from 2.15% in the third quarter; annualized net charge-offs of 2.57%, compared with 4.54% in the prior quarter and 3.00% in the fourth quarter last year
  Non-interest expense of $14.8 million for the fourth quarter decreased 9.6% or $1.6 million from $16.4 million for the prior year quarter
  Total sourced origination volume of $84.1 million, up 22.8% from the prior quarter but down 64.5% year-over-year. Average total finance receivables were $869.6 million, down 15.9% year-over-year
  Loss provision net benefit of $12.7 million with ending allowance for credit losses of $44.2 million; allowance as a percentage of receivables was 5.07% for equipment finance and 6.02% for working capital, down from prior quarter percentages of 6.57% for equipment finance and 13.06% for working capital;

Full Year 2020 Summary:

  Net income of $0.3 million, or $0.03 per diluted share, down from $27.1 million, or $2.20 per diluted share a year ago. Net income on an adjusted basis* of $3.4 million, or $0.29 per share, down from $27.2 million, or $2.20 per diluted share in the prior year
  Net Investment in Leases and Loans totaled $825.1 million, compared with $1.0 billion a year ago, and total managed assets ended the fourth quarter at $1.1 billion, compared with $1.3 billion a year ago
  Total sourced origination volume of $377.1 million, down 57.0% from a year ago; Direct origination volume of $61.5 million, down 66.7% year-over-year
  In addition to quarterly dividends, returned capital through share repurchases totaling $4.2 million, or 264,470 shares

MOUNT LAUREL, N.J., Jan. 28, 2021 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (NASDAQ: MRLN), a nationwide provider of capital solutions to small businesses (“Marlin” or the “Company”), today reported fourth quarter 2020 net income of $15.3 million, or $1.28 per diluted share, compared with net income of $2.7 million, or $0.23 per diluted share in the prior quarter, and net income of $8.4 million, or $0.69 per diluted share a year ago.

Commenting on the Company’s results, Jeffrey A. Hilzinger, Marlin’s President and CEO, said, “Despite the unprecedented operating challenges and macro-economic uncertainty encountered throughout most of 2020 from the COVID-19 pandemic, Marlin finished the year with strong results in the fourth quarter. I am particularly pleased with the continued improvement in our portfolio performance and outlook, which supported a significant net release in loss reserves established earlier in the year. The performance of our portfolio improved throughout the fourth quarter with delinquencies and net charge-offs during the month of December trending in-line with pre-pandemic levels. While favorable macro-economic developments and our portfolio’s performance during the quarter contributed to our reserve release, we believe our allowance for loan losses of $44.2 million reflects the continuing near-term uncertainty of the macro-economic environment. In addition to the performance of the portfolio, I am also pleased with the progress we made during the quarter in growing our origination volume as the Company’s reorganized origination platforms continued to gain traction. Importantly, the operating results we delivered in the fourth quarter increased our book value per share to $16.40 as of December 31st, up $1.17, or nearly 8% from the prior quarter, and our capital position remains strong with a reserve coverage ratio of 5.09% and a total risk-based capital ratio of 24.04%.”

Mr. Hilzinger concluded, “In light of the challenges we faced in 2020, I am very pleased with how we managed the impact of the pandemic and generated profitability on a full-year basis for 2020, which has now allowed us to increasingly focus on growing origination volume. As we look forward to 2021, given our strong capital position, our improved cost profile, the growing benefits from our digital initiative and the traction we are achieving in our re-organized origination platform, we believe Marlin is well-positioned to resume a trajectory of profitable growth as we emerge from the pandemic and as the small business economy improves.”

Results of Operations
Total sourced origination volume for the fourth quarter of $84.1 million was down 64.5% from a year ago. Direct origination volume of $8.7 million in the fourth quarter was down 82.8% from $50.4 million in the fourth quarter of 2019. Indirect origination volume in the fourth quarter of 2020 was $74.4 million, down 55.7% from $167.7 million in the fourth quarter last year. Marlin did not originate any assets for sale in the fourth quarter, compared with $16.3 million in the fourth quarter last year. Referral volume totaled $1.0 million, down from $2.0 million in the fourth quarter last year. Net Investment in Leases and Loans was $825.1 million, down 18.0% from fourth quarter last year, while total managed assets stood at approximately $1.1 billion, down 21.7% from the fourth quarter last year.

Net interest and fee margin as a percentage of average finance receivables was 8.36% for the fourth quarter, down 51 basis points from the third quarter of 2020 and down 108 basis points from a year ago. The sequential quarter decrease was driven primarily by a decrease in new origination loan and lease yields, interest income, and lower fee income, partially offset by a decrease in interest expense resulting from lower deposit rates. The year-over-year decrease in margin percentage was primarily related to the decrease in new origination loan and lease yields and interest income, and the change in the presentation of residual income driven by the adoption of CECL, partially offset by a decrease in interest expense resulting from lower deposit rates. During 2019 and prior periods, residual income was presented in fee income; however, effective in the first quarter 2020, residual income is included in the future cash flows used to assess credit losses and therefore this activity is reflected in the allowance for credit losses. The Company’s interest expense as a percent of average total finance receivables was 187 basis points in the fourth quarter of 2020 compared with 203 basis points for the prior quarter and 236 basis points for the fourth quarter of 2019, resulting from lower rates and a shift in mix, as higher rate long-term debt pays down.

On an absolute basis, net interest and fee income was $18.2 million for the fourth quarter of 2020 compared with $24.4 million in the fourth quarter last year.

Marlin recorded a $12.7 million provision for credit losses net benefit in the fourth quarter of 2020, compared to $7.2 million provision net expense in the third quarter of 2020, and $10.3 million provision net expense in the fourth quarter of 2019. The provision release in the fourth quarter of 2020 reflects better portfolio performance than expected and continued positive performance trends, and an improved macroeconomic outlook. While favorable macro-economic developments contributed to our reserve release in the quarter, we believe our allowance for loan losses of $44 million, which reflects various economic forecasts, continues to contemplate near-term macro-economic uncertainty.

Non-interest income was $4.1 million for the fourth quarter of 2020, compared with $4.2 million in the prior quarter and $13.5 million in the prior year period. The year-over-year decrease in non-interest income is primarily due to an $8.8 million decrease in gains from the sale of assets. Non-interest expense was $14.8 million for the fourth quarter of 2020, compared with $14.2 million in the prior quarter and $16.4 million in the fourth quarter of 2019. The sequential quarter increase was primarily due to a $1.4 million reduction in prior quarter in the estimated liability for contingent consideration related to the FFR acquisition. The year-over-year decrease was primarily due to a $1.3 million reduction in Salaries and Benefits expense due to lower commission on lower origination volumes and lower incentive compensation driven by company performance.

The Company’s efficiency ratio for the fourth quarter was 66.5% compared with 43.2% in the fourth quarter last year. Excluding the impact of certain non-GAAP adjustments, the Company’s efficiency ratio on an adjusted basis* for the fourth quarter was 63.9% compared with 40.2% in the fourth quarter of 2019.

Marlin recorded a $4.8 million tax expense in the fourth quarter, representing an effective tax rate of 23.9%. In the third quarter of 2020, the Company recorded a $0.5 million tax expense representing an effective tax rate of 16.1%, and in the fourth quarter of 2019, the Company recorded $2.9 million of tax expense, representing an effective tax rate of 25.5%. Tax expense included the recapture of $0.2 million tax benefit associated with a previous tax benefit limitation that was recognized in the fourth quarter.

Portfolio Performance
Allowance for credit losses as a percentage of total finance receivables was 5.09% at December 31, 2020 compared with 6.75% at September 30, 2020. In addition, under the incurred loss allowance model in 2019, the percentage was 2.15% at December 31, 2019.

For the three months ended December 31, 2020, the Company recorded a $12.7 million provision for credit losses net benefit, compared with $10.3 million provision net expense recognized in the fourth quarter of 2019 and $7.2 million provision net expense recorded for the third quarter of 2020. The provision release in the fourth quarter of 2020 was primarily due to positive changes in the outlook of macroeconomic assumptions to which the reserve is correlated as well as positive trends in portfolio performance.

As a result of the ongoing impact from COVID-19, through the end of the fourth quarter the Company has completed over 5,600 loan and lease restructure requests from customers who have been impacted by the pandemic. As of December 31, 2020, the Company had $111.2 million total receivables that were part of this program, or 12.8% of total net investment, or $104.3 million (12.3%) Equipment Finance and $6.9 million (34.6%) of Working Capital. Total modified receivables for Equipment Finance and Working Capital declined 11.4% and 43.3%, respectively from corresponding amounts as of September 30th. In the fourth quarter, as part of our loss mitigation strategies, modifications were extended for approximately 100 contracts totaling $10.2 million net investment.

The following table outlines the delinquency status of the Company’s portfolio as of December 31, 2020, including information on the restructured and non- restructured portfolio:

	Net Investment (in thousands)					Delinquency Rate by population
	30	60	90+	Current	Total	30	60	90+	Current	Total
Equipment Finance
Restructured Portfolio	$2,461	$610	$1,349	$99,867	$104,287	2.36%	0.58%	1.29%	95.77%	100%
Non-Restructured	4,425	2,169	2,453	735,916	744,963	0.59%	0.29%	0.33%	98.79%	100%

Total Equipment Finance	$6,886	$2,779	$3,802	$835,783	$849,250	0.81%	0.33%	0.45%	98.41%	100%

	Net Investment (in thousands)					Delinquency Rate by population
	15	30	60+	Current	Total	15	30	60+	Current	Total
Working Capital
Restructured Portfolio	$225	$550	$135	$6,012	$6,922	3.25%	7.95%	1.95%	86.85%	100%
Non-Restructured	36	56	—	13,019	13,111	0.27%	0.43%	0.00%	99.30%	100%

Total Working Capital	$261	$606	$135	$19,031	$20,033	1.30%	3.03%	0.67%	95.00%	100%

Modified contracts are reported in our delinquency and non-accrual data based on their status with respect to their modified terms.

Equipment Finance receivables over 30 days delinquent were 159 basis points as of December 31, 2020, down 54 basis points from September 30, 2020, and up 19 basis points from December 31, 2019. Working Capital receivables over 15 days delinquent were 500 basis points as of December 31, 2020, up 107 basis points from September 30, 2020, and up 325 basis points from December 31, 2019. Annualized fourth quarter total net charge-offs were 2.57% of average total finance receivables versus 4.54% in the third quarter of 2020 and 3.00% a year ago.

Portfolio Concentration
Marlin has a well-diversified portfolio across industries and geographical areas for both Equipment Finance and Working Capital. As many cities slowly reopened and restrictions eased across the U.S. throughout the fourth quarter, the Company continued to remove underwriting restrictions on certain industries and geographies in response to improved business conditions as the economy continued to recover. The following table reflects Marlin’s portfolio concentrations by industry where net investment is in excess of 5% of the total portfolio as of December 31, 2020:

	Equipment Finance	Working Capital
Medical	13.7%	8.1%
Miscellaneous Services(1)	11.9%	8.3%
Retail	10.1%	13.0%
Construction	8.9%	11.0%
Restaurants	6.8%	6.5%
Professional Services	6.6%	5.5%
Manufacturing	6.0%	7.5%
Transportation	5.3%	2.6%
Auto Repair	3.3%	6.1%

________
(1)   Miscellaneous Services is an amalgamation of service related SIC codes, the largest of which are Business Services, Repair Services, and Equipment Rental and Leasing.

Capital and Liquidity
As of December 31, 2020, the Company had $135.7 million of Cash and cash equivalents, a decrease of $59.4 million from September 30, 2020 and an increase of $12.6 million from December 31, 2019. As of December 31, 2020, the Company had additional available liquidity of $25.0 million from lines of credit with financial institutions and the Federal Reserve discount window. There were no borrowings made on these additional sources of liquidity as of December 31, 2020 or subsequently.

As of December 31, 2020, the Company’s consolidated equity to assets ratio was 19.21%. This compares to 16.49% and 17.80%, in the prior quarter and year ago quarter, respectively. The Company’s Total Risk-based capital ratio was 24.04% as of December 31, 2020, which was 16.04% above our minimum regulatory requirement.

Corporate Developments
On January 28, 2021, Marlin’s Board of Directors declared a $0.14 per share quarterly dividend. The dividend is payable on February 18, 2021, to shareholders of record on February 8, 2021. Based on the closing stock price on January 27, 2021, the annualized dividend yield on the Company’s common stock is 4.75%.

* Non-GAAP Financial Measures: Net income (loss) on an adjusted basis and adjusted efficiency ratio are financial measures that are not in accordance with U.S. generally accepted accounting principles (GAAP). See “Regulation G – Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures, in accordance with Regulation G.

Conference Call and Webcast
Marlin will host a conference call on Friday, January 29, 2021 at 9:00 a.m. ET to discuss the Company’s fourth quarter and full year 2020 results. The conference call details are as follows:

Fourth Quarter and Full Year 2020 Financial Results Conference Call

Date:	Friday, January 29, 2021
Time:	9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time
Dial-in:	1-877-407-0792 (Domestic) 1-201-689-8263 (International)
Conference ID:	13714827
Webcast:	http://public.viavid.com/index.php?id=142947

For those unable to participate during the live broadcast, a replay of the call will also be available from 12:00 p.m. Eastern Time on January 29, 2021 through 11:59 p.m. Eastern Time on February 12, 2021 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13714827.

About Marlin
Marlin is a nationwide provider of capital solutions to small businesses with a mission of helping small businesses fulfill their American dream. Our products and services are offered directly to small businesses and through financing programs with independent equipment dealers and other intermediaries. For more information about Marlin, visit marlincapitalsolutions.com or call toll free at (888) 479-9111.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements represent only the company’s current beliefs regarding future events and are not guarantees of performance or results. All forward-looking statements (including statements regarding expectations of future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “could”, “intend” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others (including but not limited to the impact of the COVID-19 pandemic), affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained under the headings “Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the United States Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are also available in the “Investors” section of our website. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. Investors are cautioned not to place undue reliance on such forward-looking statements.

Regulation G – Non-GAAP Financial Measures
The Company uses certain financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company defines net income on an adjusted basis as net income excluding after-tax income and expenses that are deemed to be unusual in nature or infrequent in occurrence and are not indicative of the underlying performance of the business for the period presented. The Company defines diluted earnings per share on an adjusted basis, return on average assets on an adjusted basis and return on average equity on an adjusted basis as the calculation used for the “as reported” number substituting net income as reported with net income on an adjusted basis while using the same denominator in the “as reported” number, where appropriate. The Company defines efficiency ratio on an adjusted basis as the calculation used for the “as reported” ratio adjusting the numerator for any discrete pre-tax adjustments used to present net income on an adjusted basis as well as the impact of pass-through lease expenses that are required to be presented on a gross basis in the income statement, acquisition related expense, and Rep and Warranty liability adjustments, as applicable. The Company adjusts the denominator in the “as reported” ratio for pass-through lease revenue that is required to be presented on a gross basis in the income statement, as applicable. The Company defines General and administrative annualized percent of average finance receivables, on an adjusted basis, as the calculation used for the “as reported” ratio, adjusting the numerator for any General and administrative discrete pre-tax adjustments used to present net income on an adjusted basis, acquisition related general and administrative expenses, Rep and Warranty liability adjustments, and pass-through lease expenses that are required to be presented on a gross basis in the income statement, as applicable. The adjusted ratio uses the same denominator as the “as reported” ratio. The Company defines Non-interest expense divided by average total managed assets, on an adjusted basis, as the calculation used for the “as reported” ratio adjusting the number for any non-interest expense discrete pre-tax adjustments used to present net income on an adjusted basis as well as the impact of pass-through lease expenses that are required to be presented on a gross basis in the income statement, acquisition related expenses, and Rep and Warranty liability adjustments, as applicable. The adjusted ratio uses the same denominator as the “as reported” ratio. The Company believes that these non-GAAP measures are useful performance metrics for management, investors and lenders, because it provides a means to evaluate period-to-period comparisons of the Company's financial performance without the effects of certain adjustments in accordance with GAAP that may not necessarily be indicative of current operating performance.

Non-GAAP financial measures should not be considered as an alternative to GAAP financial measures. They may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Investor Contacts:
Mike Bogansky, Senior Vice President & Chief Financial Officer
856-505-4108

Lasse Glassen, Addo Investor Relations
lglassen@addoir.com
424-238-6249

Marlin Business Services Corp. and Subsidiaries Consolidated Balance Sheets (Unaudited) (Dollars in thousands, except share amounts)

	December 31,	December 31,
	2020	2019
ASSETS
Cash and due from banks	$5,473	$4,701
Interest-earning deposits with banks	130,218	118,395
Total cash and cash equivalents	135,691	123,096
Time deposits with banks	5,967	12,927
Restricted interest-earning deposits	4,719	6,931
Investment securities	11,624	11,076
Net investment in leases and loans:
Leases	337,159	426,608
Loans	532,125	601,607
Net investment in leases and loans, excluding allowance for credit losses	869,284	1,028,215
Allowance for credit losses	(44,228)	(21,695)
Total net investment in leases and loans	825,056	1,006,520
Intangible assets	5,678	7,461
Goodwill	—	6,735
Operating lease right-of-use assets	7,623	8,863
Property and equipment, net	8,574	7,888
Property tax receivables, net of allowance	6,854	5,493
Other assets	10,212	10,453
Total assets	$1,021,998	$1,207,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$729,614	$839,132
Long-term borrowings	30,665	76,091
Operating lease liabilities	8,700	9,730
Other liabilities:
Sales and property taxes payable	6,316	2,678
Accounts payable and accrued expenses	27,734	34,028
Net deferred income tax liability	22,604	30,828
Total liabilities	825,633	992,487

Stockholders’ equity:
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 75,000,000 shares authorized; 11,974,530 and
12,113,585 shares issued and outstanding at December 31, 2020 and December 31, 2019,	120	121
respectively
Additional paid-in capital	76,323	79,665
Accumulated other comprehensive income	69	58
Retained earnings	119,853	135,112
Total stockholders’ equity	196,365	214,956
Total liabilities and stockholders’ equity	$1,021,998	$1,207,443

Marlin Business Services Corp. and Subsidiaries Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Interest income	$19,688	$26,747	$92,799	$107,420
Fee income	2,541	3,787	10,560	15,205
Interest and fee income	22,229	30,534	103,359	122,625
Interest expense	4,066	6,102	19,868	25,033
Net interest and fee income	18,163	24,432	83,491	97,592
Provision for credit losses	(12,651)	10,255	38,509	28,036
Net interest and fee income after provision for credit losses	30,814	14,177	44,982	69,556

Non-interest income:
Gain on leases and loans sold	—	8,810	2,426	22,210
Insurance premiums written and earned	2,064	2,258	8,677	8,796
Other income	2,065	2,452	13,237	13,025
Non-interest income	4,129	13,520	24,340	44,031
Non-interest expense:
Salaries and benefits	8,081	9,351	33,783	44,168
General and administrative	6,745	7,052	30,914	32,566
Goodwill impairment	—	—	6,735	—
Intangible assets impairment	—	—	1,016	—
Non-interest expense	14,826	16,403	72,448	76,734
Income (loss) before income taxes	20,117	11,294	(3,126)	36,853
Income tax expense (benefit)	4,815	2,880	(3,468)	9,737
Net income	$15,302	$8,414	342	$27,116

Basic earnings per share	$1.28	$0.69	$0.03	$2.21
Diluted earnings per share	$1.28	$0.69	$0.03	$2.20

Marlin Business Services Corp. and Subsidiaries Reconciliation of GAAP to Non-GAAP Financial Measures (Dollars in thousands, except share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Net income as reported	$15,302	$8,414	$342	$27,116
Deduct:
Goodwill impairment	—	—	(6,735)	—
Intangible assets impairment	—	—	(1,016)	—
Charge in connection with workforce reorganization	—	—	(1,713)	(311)
Charge in connection with office lease termination	—	—	(414)	—
Acquisition earn out valuation adjustment	—	—	1,435	—
Reversal of charges in connection with executive separation	—	—	—	218
Tax effect	—	—	2,082	24
Total adjustments, net of tax	—	—	(6,361)	(69)

Net tax benefit resulting from the CARES Act of 2020	—	—	3,256	—
Net income on an adjusted basis	$15,302	$8,414	$3,447	$27,185

Diluted earnings per share
As reported	$1.28	$0.69	$0.03	$2.20
As adjusted	$1.28	$0.69	$0.29	$2.20
Return on Average Assets
As reported	5.74%	2.74%	0.03%	2.18%
As adjusted	5.74%	2.74%	0.30%	2.19%
Return on Average Equity
As reported	33.59%	16.04%	0.18%	13.33%
As adjusted	33.59%	16.04%	1.81%	13.36%

Efficiency Ratio numerator as reported	$14,826	$16,403	$72,448	$76,734
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation	—	—	(8,443)	(93)
Acquisition related expenses	(295)	(1,050)	(1,252)	(3,193)
Rep & Warranty liability adjustment	(140)	—	(1,122)	—
Pass-through expenses	(324)	(374)	(6,387)	(6,624)
Efficiency ratio numerator on an adjusted basis	$14,067	$14,979	$55,244	$66,824

Efficiency Ratio denominator as reported	$22,292	$37,952	$107,831	$141,623
Adjustments to Denominator:
Pass-through revenue	(288)	(721)	(5,535)	(6,401)
Efficiency Ratio denominator on an adjusted basis	$22,004	$37,231	$102,296	$135,222

Efficiency Ratio
As reported	66.51%	43.22%	67.19%	54.18%
As adjusted	63.93%	40.23%	54.00%	49.42%

Marlin Business Services Corp. and Subsidiaries Reconciliation of GAAP to Non-GAAP Financial Measures (Dollars in thousands, except share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Non-interest Expense / Average total managed assets numerator, as reported	$14,826	$16,403	$72,448	$76,734
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation	—	—	(8,443)	(93)
Acquisition related expenses	(295)	(1,050)	(1,252)	(3,193)
Rep & Warranty liability adjustment	(140)	—	(1,122)	—
Pass-through expenses	(324)	(374)	(6,387)	(6,624)
Non-interest Expense / Average total managed assets numerator, on an adjusted basis	$14,067	$14,979	$55,244	$66,824

Non-interest Expense / Average total managed assets
As reported	5.32%	4.99%	5.85%	6.14%
As adjusted	5.05%	4.56%	4.46%	5.35%

General and administrative expense Annualized % of
Avg. Fin. Receivables numerator, as reported	$6,745	$7,052	$30,914	$32,566
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation	—	—	1,021	—
Acquisition related expenses	(168)	(480)	(767)	(1,181)
Rep & Warranty liability adjustment	(140)	—	(1,122)	—
Pass-through expenses	(324)	(374)	(6,387)	(6,624)
General and administrative expense Annualized % of
Avg. Fin. Receivables numerator, as adjusted	$6,113	$6,198	$23,659	$24,761

General and administrative expense Annualized % of
Average Finance Receivables
As reported	3.10%	2.73%	3.27%	3.17%
As adjusted	2.81%	2.40%	2.50%	2.41%

Marlin Business Services Corp. and Subsidiaries Supplemental Quarterly Data (Dollars in thousands, except share amounts)

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020

Net Income (Loss)	$8,414	($11,821)	($5,882)	$2,743	$15,302

Annualized Performance Measures:
Return on Average Assets	2.74%	-3.98%	-1.88%	0.98%	5.74%
Return on Average Stockholders' Equity	16.04%	-22.75%	-12.41%	6.00%	33.59%

EPS Data:
Net Income (Loss) Allocated to Common Stock	$8,313	($11,821)	($5,882)	$2,707	$15,112
Basic Earnings (loss) per Share	$0.69	($1.00)	($0.50)	$0.23	$1.28
Diluted Earnings (loss) per Share	$0.69	($1.00)	($0.50)	$0.23	$1.28
Number of Shares - Basic	11,996,446	11,876,147	11,760,479	11,791,141	11,825,693
Number of Shares - Diluted	12,118,193	11,876,147	11,760,479	11,832,413	11,841,134

Cash Dividends Declared per share	$0.14	$0.14	$0.14	$0.14	$0.14

New Asset Production:
Direct Originations	$50,421	$37,821	$6,617	$8,381	$8,658
Indirect Originations	$167,740	$113,760	$58,802	$58,736	$74,353
Total Originations (1)	$218,161	$151,581	$65,419	$67,117	$83,011

Equipment Finance Originations	$186,852	$127,681	$64,572	$65,764	$75,873
Working Capital Loans Originations	$31,309	$23,900	$847	$1,353	$7,138
Total Originations (1)	$218,161	$151,581	$65,419	$67,117	$83,011

Assets originated for sale in the period	$16,344	$3,301	$1,135	$62	—
Assets referred in the period	$1,961	$2,509	$664	$1,297	$1,046
Total Sourced Originations (1)	$236,466	$157,391	$67,218	$68,476	$84,057

Implicit Yield on Loans Originated:
Total (1)	12.43%	12.45%	9.16%	9.34%	9.63%
Direct	23.20%	21.69%	13.80%	15.76%	19.85%
Indirect	9.19%	9.39%	8.64%	8.42%	8.38%
Equipment Finance	8.91%	8.95%	8.80%	8.77%	7.97%
Working Capital	33.51%	31.16%	36.75%	36.62%	26.72%

Paycheck Protection Program Loans Originated	—	—	$4,178	$202	—
Implicit Yield on PPP Loans Originated	—	—	4.56%	2.76%	—

Assets sold in the period	$114,483	$22,929	$1,127	$4,286	—

# of Leases / Loans Equipment Finance	7,279	5,863	3,178	3,410	3,552
Equipment Finance Approval Percentage	54%	46%	37%	40%	44%
Average Monthly Equipment Finance Sources	1,033	932	518	547	566

_________________
(1)    Excludes Paycheck Protection Program (PPP) Loans Originated.

Marlin Business Services Corp. and Subsidiaries Supplemental Quarterly Data (Dollars in thousands, except share amounts)

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020

Net Interest and Fee Margin Percentage
of Average Total Finance Receivables:
Interest Income	10.34%	10.49%	9.90%	9.69%	9.06%
Fee Income (4)	1.46%	1.10%	1.00%	1.21%	1.17%
Interest and Fee Income	11.80%	11.59%	10.90%	10.90%	10.23%
Interest Expense	2.36%	2.25%	2.22%	2.03%	1.87%
Net Interest and Fee Margin (NIM)	9.44%	9.34%	8.68%	8.87%	8.36%

Cost of Funds (2)	2.57%	2.50%	2.17%	2.13%	1.97%

Interest Income Equipment Finance	$21,620	$21,076	$19,985	$19,719	$18,068
Interest Income Working Capital	4,545	4,932	4,095	2,526	1,515

Average Total Finance Receivables	$1,034,464	$1,008,823	$979,313	$924,635	$869,625
Average Net Investment Equipment Finance	977,225	947,696	928,210	886,990	845,487
Average Working Capital Loans	57,239	61,127	51,103	33,696	23,019

End of Period Net Investment in leases and loans,
net of allowance:
Equipment Finance	$947,477	$918,264	$876,919	$823,712	$806,229
Working Capital	59,043	51,812	34,116	23,016	18,827
Total Owned Leases and Loans (3)	1,006,520	970,076	911,035	846,728	825,056

Assets Serviced for Others	341,064	328,252	296,401	261,144	229,530
Total Managed Assets	$1,347,584	$1,298,328	$1,207,436	$1,107,872	$1,054,586

Average Total Managed Assets	$1,314,728	$1,343,862	$1,292,052	$1,203,502	$1,114,929

Restructured Receivables:
Payment Deferral Modification Program:
Equipment Finance	—	$12,530	$115,941	$117,672	$104,287
Working Capital	—	6,987	17,876	12,210	6,922
Total - $	—	$19,517	$133,817	$129,882	$111,209

Total - as a % of Ending Finance Receivables	—	2.0%	13.7%	14.3%	12.8%
Total - # of Active Modified Contracts	—	520	5,017	5,237	4,809

Other Restructured Contracts	$2,668	$3,096	$1,751	$1,035	$922

_________________
(2)   COF is defined as interest expense for the period divided by average interest-bearing liabilities, annualized
(3)   Net investment in total finance receivables includes net investment in Equipment finance leases and loans and Working Capital loans.
(4)   Effective January 1, 2020, in connection with the adoption of ASU 2016-13 “CECL”, residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss.

Marlin Business Services Corp. and Subsidiaries Supplemental Quarterly Data (Dollars in thousands, except share amounts)

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020

Portfolio Asset Quality

Allowance
Total	$21,695	$52,060	$63,644	$61,325	$44,228
% of Total Finance Receivables	2.15%	5.09%	6.53%	6.75%	5.09%

Equipment Finance	$19,796	$44,860	$55,682	$57,869	$43,022
% of Net Investment Equipment Finance	2.09%	4.66%	5.97%	6.57%	5.07%

Working Capital	$1,899	$7,200	$7,962	$3,456	$1,206
% of Total Working Capital Loans	3.14%	12.20%	18.92%	13.06%	6.02%

Net Charge-Offs
Total	$7,771	$7,846	$8,494	$10,488	$5,588
% on Avg. Finance Receivables, Annualized	3.00%	3.11%	3.47%	4.54%	2.57%

Equipment Finance	$6,634	$6,603	$7,872	$9,956	$5,203
% on Avg. Finance Receivables, Annualized	2.72%	2.79%	3.39%	4.49%	2.46%

Working Capital	$1,137	$1,243	$622	$532	$385
% on Avg. Finance Receivables, Annualized	7.95%	8.13%	4.87%	6.32%	6.69%

Delinquency
Total Finance Receivables:
30+ Days Past Due	1.40%	1.79%	3.83%	2.15%	1.63%
60+ Days Past Due	0.83%	1.00%	2.46%	1.42%	0.77%

Equipment Finance:
30+ Days Past Due	1.40%	1.82%	3.90%	2.13%	1.59%
60+ Days Past Due	0.86%	1.05%	2.52%	1.42%	0.78%

Working Capital:
15+ Days Past Due	1.75%	2.55%	4.38%	3.93%	5.00%
30+ Days Past Due	1.42%	1.14%	2.68%	2.94%	3.69%

Marlin Business Services Corp. and Subsidiaries Supplemental Quarterly Data (Dollars in thousands, except share amounts)

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020

Delinquency (continued)
Total Finance Receivables:
30+ Days Past Due	$14,081	$18,249	$37,347	$19,527	$14,209
60+ Days Past Due	$8,383	$10,220	$24,015	$12,925	$6,717

Equipment Finance:
30+ Days Past Due	$13,226	$17,576	$36,217	$18,750	$13,468
60+ Days Past Due	$8,112	$10,156	$23,353	$12,546	$6,582

Working Capital:
15+ Days Past Due	$1,058	$1,504	$1,843	$1,041	$1,001
30+ Days Past Due	$855	$673	$1,130	$777	$741

Non-Accrual
Total	0.55%	0.66%	1.13%	0.92%	1.64%
Equipment Finance	0.49%	0.62%	1.06%	0.82%	1.57%
Working Capital	1.57%	1.28%	2.83%	4.32%	4.65%

Total (5)	$5,592	$6,705	$11,031	$8,375	$14,289
Equipment Finance	$4,646	$5,950	$9,842	$7,231	$13,357
Working Capital	$946	$755	$1,189	$1,144	$932

_________________
(5)   Non-Accrual as of December 31, 2020 includes restructured contracts totaling $10.7 million for Equipment Finance and $0.8 million for Working Capital.

Marlin Business Services Corp. and Subsidiaries Supplemental Quarterly Data (Dollars in thousands, except share amounts)

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020

Expense Ratios
Salaries and Benefits Expense	$9,351	$9,519	$7,668	$8,515	$8,081
As a % of Avg. Fin. Receivables (annualized)	3.62%	3.77%	3.13%	3.68%	3.72%

Total personnel end of quarter	348	339	240	247	254

General and Administrative Expense	$7,052	$13,605	$5,847	$4,717	$6,745
As a % of Avg. Fin. Receivables (annualized)	2.73%	5.39%	2.39%	2.04%	3.10%

Adjusted General and Administrative Expense
As a % of Avg. Fin. Receivables (annualized) (6)	2.40%	2.62%	2.21%	2.40%	2.81%

Non-Interest Expense /
Average Total Managed Assets	4.99%	8.89%	4.18%	4.74%	5.32%

Adjusted Non-Interest Expense /
Average Total Managed Assets (7)	4.56%	4.74%	3.75%	4.36%	5.05%

Efficiency Ratio	43.22%	83.51%	53.92%	57.64%	66.51%

Adjusted Efficiency Ratio (7)	40.23%	52.68%	47.58%	53.38%	63.93%

_________________
(6)   Adjusted general and administrative expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
(7)   Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.

Marlin Business Services Corp. and Subsidiaries Supplemental Quarterly Data (Dollars in thousands, except share amounts)

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020

Balance Sheet:
Assets
Investment in Leases and Loans	$1,007,707	$1,002,611	$956,981	$891,940	$854,701
Initial Direct Costs and Fees	20,508	19,525	17,698	16,113	14,583
Reserve for Credit Losses	(21,695)	(52,060)	(63,644)	(61,325)	(44,228)
Net Investment in Leases and Loans	$1,006,520	$970,076	$911,035	$846,728	$825,056
Cash and Cash Equivalents	123,096	211,070	211,706	195,132	135,691
Restricted Cash	6,931	6,474	6,072	5,771	4,719
Other Assets	70,896	75,917	67,402	58,320	56,532
Total Assets	$1,207,443	$1,263,537	$1,196,215	$1,105,951	$1,021,998

Liabilities
Deposits	839,132	941,996	902,191	823,707	729,614
Total Debt	76,091	62,193	50,890	39,833	30,665
Other Liabilities	77,264	70,858	62,130	60,061	65,353
Total Liabilities	$992,487	$1,075,047	$1,015,211	$923,601	$825,632

Stockholders' Equity
Common Stock	$121	$119	$119	$120	$120
Paid-in Capital, net	79,665	75,647	75,606	75,893	76,323
Other Comprehensive Income (Loss)	58	20	86	93	69
Retained Earnings	135,112	112,704	105,193	106,244	119,854
Total Stockholders' Equity	$214,956	$188,490	$181,004	$182,350	$196,366

Total Liabilities and
Stockholders' Equity	$1,207,443	$1,263,537	$1,196,215	$1,105,951	$1,021,998

Capital and Leverage:
Equity	$214,956	$188,490	$181,004	$182,350	$196,366
Debt to Equity	4.26	5.33	5.27	4.47	3.87
Equity to Assets	17.80%	14.92%	15.13%	16.49%	19.21%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	16.31%	16.18%	15.05%	16.92%	18.78%
Common Equity Tier 1 Risk-based Capital	18.73%	18.64%	19.33%	21.17%	22.74%
Tier 1 Risk-based Capital	18.73%	18.64%	19.33%	21.17%	22.74%
Total Risk-based Capital	19.99%	19.94%	20.65%	22.49%	24.04%

Marlin Business Services Corp. and Subsidiaries Supplemental Annual Data (Dollars in thousands, except share amounts)

	2018	2019	2020

Net Income	$24,980	$27,116	$342

Annualized Performance Measures:
Return on Average Assets	2.29%	2.18%	0.03%
Return on Average Stockholders' Equity	13.27%	13.33%	0.18%

EPS Data:
Net Income Allocated to Common Stock	$24,548	$26,777	$339
Basic Earnings per Share	$2.01	$2.21	$0.03
Diluted Earnings per Share	$2.00	$2.20	$0.03
Number of Shares - Basic	12,201,465	12,099,920	11,813,338
Number of Shares - Diluted	12,273,406	12,197,797	11,855,561

Cash Dividends Declared per share	$0.56	$0.56	$0.56

New Asset Production:
Direct Originations	$143,057	$184,580	$61,477
Indirect Originations	$561,837	$617,366	$305,651
Total Originations (1)	$704,894	$801,946	$367,128

Equipment Finance Originations	$630,650	$693,288	$333,890
Working Capital Loans Originations	$74,244	$108,658	$33,238
Total Originations (1)	$704,894	$801,946	$367,128

Assets originated for sale in the period	$17,596	$63,841	$4,498
Assets referred in the period	$16,830	$12,126	$5,516
Total Sourced Originations (1)	$739,320	$877,913	$377,142

Implicit Yield on Loans Originated:
Total (1)	12.45%	12.86%	10.65%
Direct	20.63%	23.41%	19.77%
Indirect	10.37%	9.71%	8.81%
Equipment Finance	9.88%	9.43%	8.66%
Working Capital	34.26%	34.72%	30.57%

Paycheck Protection Program Loans Originated	—	—	$4,380
Implicit Yield on PPP Loans Originated	—	—	4.48%

Assets sold in the period	$138,995	$310,415	$28,342

# of Leases / Loans Equipment Finance	31,478	29,230	16,003
Equipment Finance Approval Percentage	57%	55%	42%
Average Monthly Equipment Finance Sources	1,186	1,081	641

_________________
(1)    Excludes Paycheck Protection Program (PPP) Loans Originated.

Marlin Business Services Corp. and Subsidiaries Supplemental Annual Data (Dollars in thousands, except share amounts)

	2018	2019	2020

Net Interest and Fee Margin Percentage
of Average Total Finance Receivables:
Interest Income	10.27%	10.44%	9.81%
Fee Income (4)	1.68%	1.48%	1.12%
Interest and Fee Income	11.95%	11.92%	10.93%
Interest Expense	1.84%	2.43%	2.10%
Net Interest and Fee Margin (NIM)	10.11%	9.49%	8.83%

Cost of Funds (2)	2.02%	2.58%	2.20%

Interest Income Equipment Finance	$84,800	$88,087	$78,848
Interest Income Working Capital	10,234	15,929	13,068

Average Total Finance Receivables	$944,588	$1,028,617	$945,599
Average Net Investment Equipment Finance	913,358	979,787	902,096
Average Working Capital Loans	31,230	48,830	42,236

End of Period Net Investment in leases and loans,
net of allowance:
Equipment Finance	$965,351	$947,477	$806,229
Working Capital	35,389	59,043	18,827
Total Owned Leases and Loans (3)	1,000,740	1,006,520	825,056

Assets Serviced for Others	164,029	341,064	229,530
Total Managed Assets	$1,164,769	$1,347,584	$1,054,586

Average Total Managed Assets	$1,053,829	$1,250,131	$1,238,586

Restructured Receivables:
Payment Deferral Modification Program:
Equipment Finance	—	—	$104,287
Working Capital	—	—	6,922
Total - $	—	—	$111,209

Total - as a % of Ending Finance Receivables	—	—	12.8%
Total - # of Active Modified Contracts	—	—	4,809

Other Restructured Contracts	$3,636	$2,906	$922

_________________
(2)   COF is defined as interest expense for the period divided by average interest-bearing liabilities, annualized
(3)   Net investment in total finance receivables includes net investment in Equipment finance leases and loans and Working Capital loans.
(4)   Effective January 1, 2020, in connection with the adoption of ASU 2016-13 “CECL”, residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss.

Marlin Business Services Corp. and Subsidiaries Supplemental Annual Data (Dollars in thousands, except share amounts)

	2018	2019	2020

Portfolio Asset Quality

Allowance
Total	$16,100	$21,695	$44,228
% of Total Finance Receivables	1.62%	2.15%	5.09%

Equipment Finance	$14,633	$19,796	$43,022
% of Net Investment Equipment Finance	1.52%	2.09%	5.07%

Working Capital	$1,467	$1,899	$1,206
% of Total Working Capital Loans	4.02%	3.14%	6.02%

Net Charge-Offs
Total	$18,273	$22,441	$32,416
% on Avg. Finance Receivables, Annualized	1.93%	2.18%	3.43%

Equipment Finance	$16,795	$19,909	$29,634
% on Avg. Finance Receivables, Annualized	1.84%	2.03%	3.29%

Working Capital	$1,478	$2,532	$2,782
% on Avg. Finance Receivables, Annualized	4.73%	5.19%	6.59%

Delinquency
Total Finance Receivables:
30+ Days Past Due	1.07%	1.40%	1.63%
60+ Days Past Due	0.63%	0.83%	0.77%

Equipment Finance:
30+ Days Past Due	1.06%	1.40%	1.59%
60+ Days Past Due	0.63%	0.86%	0.78%

Working Capital:
15+ Days Past Due	1.44%	1.75%	5.00%
30+ Days Past Due	1.35%	1.42%	3.69%

Marlin Business Services Corp. and Subsidiaries Supplemental Annual Data (Dollars in thousands, except share amounts)

	2018	2019	2020

Delinquency (continued)
Total Finance Receivables:
30+ Days Past Due	$10,633	$14,081	$14,209
60+ Days Past Due	$6,228	$8,383	$6,717

Equipment Finance:
30+ Days Past Due	$10,141	$13,226	$13,468
60+ Days Past Due	$6,036	$8,112	$6,582

Working Capital:
15+ Days Past Due	$526	$1,058	$1,001
30+ Days Past Due	$492	$855	$741

Non-Accrual
Total	0.36%	0.55%	1.64%
Equipment Finance	0.32%	0.49%	1.57%
Working Capital	1.35%	1.57%	4.65%

Total (5)	$3,607	$5,592	$14,289
Equipment Finance	$3,115	$4,646	$13,357
Working Capital	$492	$946	$932

_________________
(5)   Non-Accrual as of December 31, 2020 includes restructured contracts totaling $10.7 million for Equipment Finance and $0.8 million for Working Capital.

Marlin Business Services Corp. and Subsidiaries Supplemental Annual Data (Dollars in thousands, except share amounts)

	2018	2019	2020

Expense Ratios
Salaries and Benefits Expense	$39,750	$44,168	$33,783
As a % of Avg. Fin. Receivables (annualized)	4.21%	4.29%	3.57%

Total personnel end of quarter	341	348	254

General and Administrative Expense	$24,915	$32,566	$30,914
As a % of Avg. Fin. Receivables (annualized)	2.64%	3.17%	3.27%

Adjusted General and Administrative Expense
As a % of Avg. Fin. Receivables (annualized) (6)	2.58%	2.41%	2.50%

Non-Interest Expense /
Average Total Managed Assets	6.14%	6.14%	5.85%

Adjusted Non-Interest Expense /
Average Total Managed Assets (7)	5.90%	5.35%	4.46%

Efficiency Ratio	55.32%	54.18%	67.19%

Adjusted Efficiency Ratio (7)	53.16%	49.42%	54.00%

_________________
(6)   Adjusted general and administrative expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
(7)   Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.

Marlin Business Services Corp. and Subsidiaries Supplemental Annual Data (Dollars in thousands, except share amounts)

	2018	2019	2020

Balance Sheet:
Assets
Investment in Leases and Loans	$996,384	$1,007,707	$854,701
Initial Direct Costs and Fees	20,456	20,508	14,583
Reserve for Credit Losses	(16,100)	(21,695)	(44,228)
Net Investment in Leases and Loans	$1,000,740	$1,006,520	$825,056
Cash and Cash Equivalents	97,156	123,096	135,691
Restricted Cash	14,045	6,931	4,719
Other Assets	55,105	70,896	56,532
Total Assets	$1,167,046	$1,207,443	$1,021,998

Liabilities
Deposits	$755,776	$839,132	$729,614
Total Debt	150,055	76,091	30,665
Other Liabilities	62,704	77,264	65,353
Total Liabilities	$968,535	$992,487	$825,632

Stockholders' Equity
Common Stock	$124	$121	$120
Paid-in Capital, net	83,496	79,665	76,323
Other Comprehensive Income (Loss)	(44)	58	69
Retained Earnings	114,935	135,112	119,854
Total Stockholders' Equity	$198,511	$214,956	$196,366

Total Liabilities and
Stockholders' Equity	$1,167,046	$1,207,443	$1,021,998

Capital and Leverage:
Equity	$198,511	$214,956	$196,366
Debt to Equity	4.56	4.26	3.87
Equity to Assets	17.01%	17.80%	19.21%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	16.38%	16.31%	18.78%
Common Equity Tier 1 Risk-based Capital	17.50%	18.73%	22.74%
Tier 1 Risk-based Capital	17.50%	18.73%	22.74%
Total Risk-based Capital	18.76%	19.99%	24.04%